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                                                                     EXHIBIT 4.1

                               TRUST AGREEMENT OF
                          ALLSTATE LIFE GLOBAL FUNDING

     This TRUST AGREEMENT of ALLSTATE LIFE GLOBAL FUNDING (the "Trust"), dated as of June 24, 2002, (this "Trust Agreement"), is between AMACAR Pacific Corp. (the "Trust Beneficial Owner") and Wilmington Trust Company, a Delaware banking corporation (the "Delaware Trustee"). The Trust Beneficial Owner and the Delaware Trustee hereby agree as follows:

     1. The Trust created hereby shall be known as "Allstate Life Global Funding," in which name the Delaware Trustee and the Administrator (as defined below), to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued on behalf of the Trust. The Trust is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Delaware Business Trust Act, 12 DEL. C. Section 3801, ET SEQ. (the "Business Trust Act"), and each series of the Trust shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Business Trust Act. As such, separate and distinct records shall be maintained for each series of the Trust and the assets of the Trust associated with each series of the Trust shall be held and accounted for separately from the other assets of the Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust incurring such debts, liabilities, obligations or expenses, and not against the assets of the Trust generally or the assets of any other series of the Trust, and, unless otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations, and expenses incurred, contract for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

     2. The Trust Beneficial Owner hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of $1,000. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Trust Beneficial Owner, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that the Delaware Trustee will hold the trust estate in trust for the Trust Beneficial Owner. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under the Business Trust Act, and that this document constitutes the governing instrument of the Trust. The Delaware Trustee hereby is authorized and directed to execute and file a certificate of trust substantially in the form of Exhibit A with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

     3. The Trust Beneficial Owner and the Delaware Trustee will enter into an Amended and Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the notes referred to therein. The Delaware Trustee is authorized to execute on behalf of the Trust a support and expense agreement, an administrative services agreement or similar agreements. Other than as set forth in this Section 3, prior to the execution and delivery of such Amended and Restated Trust Agreement, the Delaware Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except (i) as otherwise

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required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise or (ii) as directed in writing by the Trust Beneficial Owner. Other than as set forth in any administrative services agreement, prior to the execution and delivery of such Amended and Restated Trust Agreement, the Administrator shall not have any duty or obligation hereunder or with respect of the trust estate, except (i) as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise or (ii) as directed in writing by the Trust Beneficial Owner.

     4.   The purposes of the Trust are:

          (a) to hold the deposit of the Trust Beneficial Owner for the benefit of the Trust Beneficial Owner;

          (b) to issue, from time to time, notes to investors, the proceeds of which are to be used to purchase funding agreements from Allstate Life Insurance Company, an Illinois stock insurance company ("Allstate Life");

          (c) to register notes of the Trust under the Securities Act of 1933, as amended (the "1933 Act"), and under the state securities or blue sky laws, and to qualify a related indenture as a trust indenture under the Trust Indenture Act of 1939, as amended;

          (d) to enter into a support and expenses agreement with Allstate Life and an administrative services agreement;

          (e) to assign its rights, title and interest in collateral for any series of notes (which may include multiple tranches) of the Trust for the benefit of the holders of the tranches of notes;

          (f) to pay the organizational, start-up, transactional and ongoing expenses of the Trust;

          (g) to make, or cause to be made, all payments due on the notes of the Trust including interest, principal and premium (if applicable), and additional amounts if applicable;

          (h) to enter into and perform its obligations under this Trust Agreement, and any other document or instruments to which the Trust is or may become a party in connection with the issuance of each series of the notes or the creation of each series of the Trust and the management and administration of the Trust; and

          (i) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

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     5.   In connection with the execution by the Trust of an administrative services agreement, AMACAR Pacific Corp. shall serve as administrator (the "Administrator") and the Administrator is hereby appointed as agent of the Trust.

     6. Except as otherwise expressly required in Sections 1 and 3 of this Trust Agreement, the Delaware Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Delaware Trustee. The Delaware Trustee shall not be liable for the acts or omissions of the Administrator or any other person who acts on behalf of the Trust nor shall the Delaware Trustee be liable for any act or omission by it in good faith. Except as otherwise expressly required in Sections 1 and 3 of this Trust Agreement or in any administrative services agreement, the Administrator shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Administrator.

     7. The Delaware Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

          (i) The Delaware Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee;

          (ii) Under no circumstance shall the Delaware Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

          (iii) The Delaware Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof;

          (iv) In accepting and performing the trusts hereby created, the Delawae Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

     8.   This Trust Agreement may be executed in one or more counterparts.

     9. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Trust Beneficial Owner which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent

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required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Trust Beneficial Owner is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Trust Beneficial Owner, provided, however, such notice shall not be required if it is waived by the Trust Beneficial Owner.

     10. The Delaware Trustee, in its capacity as trustee of the Trust, shall be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

     11. The Trust shall (i) reimburse the Delaware Trustee d for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), and (ii) indemnify, defend and hold harmless the Delaware Trustee and any of its officers, directors, employees and agents (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     12. The Trust may be dissolved and terminated before the issuance of the notes of the Trust at the election of the Trust Beneficial Owner.

     13. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS THEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                       AMACAR Pacific Corp., as Trust Beneficial
                                       Owner


                                       By:   /s/ Douglas K. Johnson
                                          --------------------------------------
                                       Name:  Douglas K. Johnson
                                       Title: President



                                       Wilmington Trust Company


                                       By:   /s/ Anita E. Dallago
                                          --------------------------------------
                                       Name:  Anita E. Dallago
                                       Title: Senior Financial Services Officer

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                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST OF
                          ALLSTATE LIFE GLOBAL FUNDING

     THIS Certificate of Trust of ALLSTATE LIFE GLOBAL FUNDING (the "Trust"), dated as of June 24, 2002, is being duly executed and filed by the undersigned Delaware Trustee to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 ET SEQ.) (the "Act").

     1. Name. The name of the business trust formed hereby is ALLSTATE LIFE GLOBAL FUNDING.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration.

     3. Series Trust. Pursuant to Sections 3804 and 3806(b)(2) of the Act, the Trust shall be a series Trust and shall issue series of beneficial interests having separate rights, powers and duties with respect to property or obligations of the Trust (each a "Series"). Pursuant to Section 3804(a) of the Act, there shall be a limitation of liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

     4. Effective Time. This Certificate of Trust will be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the Delaware Trustee of the Trust as of the date of filing of this Certificate of Trust, has executed this Certificate of Trust as of the date first above written in accordance with
Section 3811(a) of the Act.


                                    Wilmington Trust Company,
                                    not in its individual capacity but solely as trustee


                                    By:
                                          -----------------------------------
                                    Name:
                                    Title:

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